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EXHIBIT 99.1

    NATIONAL QUALITY CARE TO FILE ITS ANNUAL REPORT BY THE END OF APRIL, 2006

         Beverly Hills, California, April 19, 2006: National Quality Care, Inc. (other OTC: NQCI.PK - News ) announced that it expects to file its annual report on Form 10 KSB on or before the end of April, 2006. The Company's late filing reflects its inability to complete its financial statements for the year ended December 31, 2005 without unreasonable effort and expense.

         SOME PARAGRAPHS OF THIS PRESS RELEASE, PARTICULARLY THOSE DESCRIBING THE COMPANY'S STRATEGIES, OPERATING EXPENSE REDUCTIONS AND BUSINESS PLANS, CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1993, AS AMENDED AND SECURITIES ACT OF 1933, AS AMENDED, AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. WHILE THE COMPANY IS WORKING TO ACHIEVE THOSE GOALS, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING DIFFICULTIES IN MARKETING ITS PRODUCTS AND SERVICES, NEED FOR CAPITAL, COMPETITION FROM OTHER COMPANIES AND OTHER FACTORS, ANY OF WHICH COULD HAVE AN ADVERSE EFFECT ON THE BUSINESS PLANS OF THE COMPANY, ITS REPUTATION IN THE INDUSTRY OR ITS EXPECTED FINANCIAL RETURN FROM OPERATIONS. FACTORS SUCH AS THESE COULD HAVE AN ADVERSE EFFECT ON THE COMPANY'S RESULTS OF OPERATIONS. IN LIGHT OF SIGNIFICANT UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY AND ITS SUBSIDIARIES THAT IT WILL BE ACHIEVED.

Contact:

National Quality Care, Inc.
Robert Snukal, Interim CEO
310-550-6242